                                                Exhibit 11.1

                           Statement re: Computation of Earnings Per Share

                                          FIDELITY HOLDINGS, INC.

                              COMPUTATION OF EARNINGS PER COMMON SHARE

Number of shares outstanding at January 1, 1998                                                                       6,895,700

Common stock issued during the year:
                                                                                                           Weighted
  Date                                                                     Days       Number of             Average
 Issued                                                                Outstanding      Shares           No. of Shares
 ------                                                                -----------      ------           -------------
4/14/98                                                                     261        350,000              250,274

6/2/98                                                                      212         10,500                6,099

7/1/98                                                                      184         17,000                8,570

7/9/98                                                                      176          3,000                1,447

8/11/98                                                                     143         16,000                6,268

8/27/98                                                                     159        150,000               65,342

10/5/98                                                                      86        187,500               44,178

10/19/98                                                                     74         40,000                8,110

10/19/98                                                                     74         50,000               10,137

10/21/98                                                                     72         50,000                9,863

10/26/98                                                                     67        100,000               18,356

10/28/98                                                                     65          2,300                  410

12/2/98                                                                      29        144,714               11,498

12/21/98                                                                     10         19,800                  542
                                                                                                          ---------

Weighted average number of shares issued during 1998                                                                     441,094
                                                                                                                       ---------


Number of shares used in computing basic earnings per share                                                             7,336,794(A)

Dilution:

                      250,000 shares of Preferred Stock, each share
                         convertible into 2 shares of common stock          365        500,000              500,000

                      900,000 shares of Preferred Stock, each share
                         convertible into 2 shares of common stock          232      1,800,000            1,144,110
                                                                                                          ---------
                                                                                                                       1,644,110
                                                                                                                       ---------

Number of shares used in computing diluted earnings per share                                                          8,980,904(B)
                                                                                                                       =========

Earnings

                      Net income                                                                                         528,140(C)
                                                                                                                       =========
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
                                                                                     Earnings             Earnings
                                                                                    Per share            Per share
                                                                                      Basic               Diluted
                                                                                   -----------          -----------
                      Earnings Per Share:
                         Net income                                            (C)/(A) 0.07        (C)/(B) 0.06
                                                                                       ====                ====

This schedule contains summary financial information extracted from the consolidated balance sheets and consolidated statements of operations and related footnotes of Fidelity Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 1998 and 1997 and is qualified in its entirety by reference to such financial statements and footnotes.